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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-46374) of Transocean Sedco Forex Inc. and in the Registration Statements (Form S-8 No. 33-64776) pertaining to the Long-Term Incentive Plan, (Form S-8 No. 33-66036) pertaining to the Savings Plan, (Form S-8 No. 333-12475) pertaining to the Long-Term Incentive Plan, (Form S-8 No. 333-58211) pertaining to the Long-Term Incentive Plan, (Form S-8 No. 333-58203) pertaining to the Employee Stock Purchase Plan, (Form S-8 No. 333-94543) pertaining to the Long-Term Incentive Plan, (Form S-8 No. 333-94569) pertaining to the Sedco Forex Employees Option Plan, (Form S-8 No. 333-94551) pertaining to the Employee Stock Purchase Plan, and (Form S-8 No. 333-46374) pertaining to R&B Falcon Stock Plans of our report dated January 25, 2001, with respect to the consolidated financial statements and schedule of Transocean Sedco Forex Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          ERNST & YOUNG LLP

Houston, Texas
March 16, 2001